SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 21, 2007

MSGI SECURITY SOLUTIONS, INC.
(Exact name of Registrant as specified in charter)

Nevada	0-16730	88-0085608
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation)		Identification No.)

575 Madison Avenue
New York, New York 10022
(Address of Principal Executive Offices)

917-339-7134
(Registrant's telephone number, including area code)

Item 1.01. Entry into a Material Definitive Agreement

Item 3.02. Unregistered Sale of Equity Securities.

On May 21, 2007, the company issued a total of 450,000 warrants to purchase common stock of the Company (the “Warrants”) to three agents of the Company. These agents are the firms of HC Wainwright & Co, Inc., vFinance Investments, Inc. and PiedmontIR, LLC. These Warrants have been issued by the Company in lieu of certain commissions due and services rendered.

350,000 of the Warrants carry an exercise price of $1.00 per share and 100,000 of the Warrants carry an exercise price of $2.00 per share.  The warrants expire at various times from three years to five years from the date of issuance.

A copy of the form of Warrant is filed herewith as Exhibit 4.1, and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to Exhibit 4.1.

Item 9.01. Financial Statements and Exhibits

(a) N/A

(b) N/A

(c) N/A

(d) 4.1. Form of Stock Purchase Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSGI SECURITY SOLUTIONS, INC.

Date: May 25, 2007	By:	/s/ Richard J. Mitchell III
Name: Richard J. Mitchell III, Chief Accounting Officer